PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (Amendment No.____)

Filed by the Registrant [x]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or 14a-12

                                ORTHOLOGIC CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities       2)  Aggregate number of securities
     to which transaction applies:               to which transaction applies:

     ---------------------------------           -------------------------------

3)   Per unit price or other underlying      4)  Proposed maximum aggregate
     value of transaction computed pursuant      value of transaction
     to Exchange Act Rule 0-11:*

     ----------------------------------          -------------------------------

5)   Total fee paid:_____________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:                2)   Form, Schedule or Registration
                                                 Statement No.:

     ---------------------------------           -------------------------------

3)   Filing Party:                               4)       Date Filed:

     ---------------------------------           -------------------------------

                               [OrthoLogic Logo]

                              1275 West Washington
                              Tempe, Arizona 85281

                             _____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 15, 1998
                             _____________________


TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of OrthoLogic Corp., a Delaware corporation (the "Company"), will be held on Friday, May 15, 1998 at 8:30 a.m. local time, at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281, for the following purposes:

         (1) To elect two directors as Class I directors to serve until the Annual Meeting of Stockholders to be held in the year 2001 or until their respective successors are elected;

         (2) To consider and act upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 375,000 shares;

         (3) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on March 25, 1998 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

         A copy of the Company's 1997 Annual Report to Stockholders, which includes certified financial statements, is enclosed. All stockholders are cordially invited to attend the Annual Meeting in person.

                                          By order of the Board of Directors,


                                          Thomas R. Trotter
                                          Chief Executive Officer
Tempe, Arizona
April 7, 1998

--------------------------------------------------------------------------------
IMPORTANT: It is important that your stockholdings be represented at this meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.
--------------------------------------------------------------------------------

                                OrthoLogic Corp.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 15, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES..................................................  1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF....................................................  2
     Security Ownership of Certain Beneficial Owners and Management................................  2

PROPOSAL 1: ELECTION OF DIRECTORS................................................................... 4
     Board Meetings and Committees.................................................................. 6
     Compensation of Directors...................................................................... 6
     Certain Legal Proceedings...................................................................... 7
     Executive Compensation......................................................................... 8
          Report of the Compensation Committee of the Board of Directors............................ 8
          Compensation Committee Interlocks and Insider Participation.............................. 10
          Certain Transactions..................................................................... 10
          Summary Compensation Table............................................................... 11
          Option/SAR Grants in Last Fiscal Year.................................................... 12
          Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values......... 13
          Employment Contracts, Termination of Employment, and Change-in-Control Arrangements...... 13
     Performance Graph............................................................................. 14
     Section 16(a) Beneficial Ownership Reporting Compliance....................................... 15

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997
STOCK OPTION PLAN INCREASING SHARES AVAILABLE
FOR GRANT BY 375,000 SHARES........................................................................ 16
     Summary of 1997 Plan.......................................................................... 16
     Certain Federal Income Tax Consequences....................................................... 18
     Valuation..................................................................................... 19
     Option Grants................................................................................. 19
     Recommendation................................................................................ 19

PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS.................................................... 19

OTHER MATTERS...................................................................................... 19

STOCKHOLDER PROPOSALS.............................................................................. 19

                               [OrthoLogic Logo]

                              1275 West Washington
                              Tempe, Arizona 85281

                             _____________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 15, 1998
                             _____________________


                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of OrthoLogic Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 15, 1998 or any adjournment thereof (the "Annual Meeting") at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about April 7, 1998.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. The Company has also retained Corporate Investor Communications, Inc. ("CIC"), 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in solicitation of proxies. For these services, the Company will pay CIC a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 1275 West Washington, Tempe, Arizona 85281.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on March 25, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 25,276,890 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.

         Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal. Only affirmative votes are relevant in the election of directors.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at March 1, 1998 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers listed in the Summary Compensation Table set forth herein and (iv) all directors and executive officers of the Company as a group.

                                                         Shares Beneficially
                                                               Owned (1)
                                                  ------------------------------
Identity of Stockholder or Group                     Number           Percent
---------------------------------------           ------------     -------------
Thomas R. Trotter                                       20,000           *
Frank P. Magee (2)                                     366,559           1.4
William C. Rieger                                            0           -
Terry D. Meier                                               0           -
MaryAnn G. Miller (3)                                   26,000           *
Allen R. Dunaway (4)                                   137,632           *
Fredric J. Feldman (5)                                 100,000           *
John M. Holliman III (6)                                89,000           *
Elwood D. Howse (7)                                    119,644           *
Augustus A. White III (8)                              108,000           *
Stuart H. Altman                                         1,000           *
Allan M. Weinstein (9)                                 582,897           2.3
Franklin Resources, Inc.                             2,853,240          11.3
777 Mariner's Island Blvd.
San Mateo, California 94404 (10)

                                                         Shares Beneficially
                                                               Owned (1)
                                                  ------------------------------
Identity of Stockholder or Group                     Number           Percent
---------------------------------------           ------------     -------------
Heartland Advisors, Inc.                             2,316,400           9.2
790 North Milwaukee Street
Milwaukee, Wisconsin 53202 (11)

All executive officers and directors as a              967,835           3.7
group (11 persons) (12)

_______________________

* Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 256,559 shares Dr. Magee has a right to acquire upon exercise of stock options.

(3) Includes 17,600 shares Ms. Miller has a right to acquire upon exercise of stock options.

(4) Includes 117,632 shares Mr. Dunaway has a right to acquire upon exercise of stock options.

(5) Includes 59,000 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.

(6) Includes 71,000 shares Mr. Holliman has a right to acquire upon exercise of stock options.

(7) Includes 71,000 shares Mr. Howse has a right to acquire upon exercise of stock options.

(8) Includes 26,000 shares Dr. White has a right to acquire upon exercise of stock options and 10,269 shares held by Dr. White's children.

(9) Includes 236,351 shares Dr. Weinstein has a right to acquire upon exercise of stock options, 273,746 shares held by Dr. Weinstein's Family Trust and 7,800 shares held by Dr. Weinstein's child.

(10) Derived from a Schedule 13G, Amendment No. 2, dated February 6, 1998 filed by the stockholder pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Schedule 13G, as amended, states that the securities "are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Advisor Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such
         advisory contracts grant to such Advisor Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Advisory Subsidiaries may be deemed to be, for purposes of Rule 13d- 3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by this statement. Charles
         B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Advisor Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by" the Schedule 13G.

(11) Derived from a Schedule 13G dated February 6, 1998 filed by the stockholder pursuant to the 1934 Act. The Schedule 13G states that the securities "may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Heartland Advisors, Inc."

(12) Includes 618,791 shares executive officers and directors have a right to acquire upon exercise of stock options.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    Two directors are to be elected at the Annual Meeting to serve as Class I directors until the Annual Meeting of Stockholders to be held in the year 2001 and until their respective successors are elected. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Company's nominees, Fredric J. Feldman and Thomas R. Trotter. Dr. Feldman and Mr. Trotter are currently directors of the Company.

    Pursuant to the Company's Certificate of Incorporation, as amended, the Board of Directors is classified into three classes, with each class holding office for a three-year period. To provide for the expiration of the terms of the members of one of the classes of directors each year, the initial term for the Class I Directors was one year, the initial term for the Class II Directors was two years, and the initial term for the Class III Directors was three years. Thereafter, the terms of all directors are three years. The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of nine.

    If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

    Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery at 1275 West Washington, Tempe, Arizona or by United States mail, postage prepaid to Secretary, OrthoLogic Corp., 1275 West Washington, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. However, if the Company were to issue stock having a dividend or liquidation preference over the Company's Common Stock, the nomination and other features of directorships may be affected by the resolutions establishing such preferred stock.

    The names of the nominees for director and of the directors whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

    Nominees for Class I Directors Whose Terms Will Expire at the Annual Meeting Held in the Year 2001:

Fredric J. Feldman, Ph.D.(1)(3)                              Director since 1991

Fredric J. Feldman, Ph.D., 57. Since February 1992, Dr. Feldman has been the President of FJF Associates, a consultant to health care venture capital and emerging companies. From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc. a women's healthcare company. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory from 1992 to 1995. Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company. He is a director of Sangstat Medical Corp., a publicly held biotech transplant drug company, and of Ostex International, Inc., a publicly held developer of diagnostics and therapeutics for skeletal and connective tissue diseases.

Thomas R. Trotter                                            Director since 1997

Thomas R. Trotter, 50, joined the Company as President and Chief Executive Officer and a Director in October 1997. From 1988 to October 1997, Mr. Trotter held various positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as President of the Critical Care Division and a member of the Corporate Management Committee. From 1984 to 1988, he was President and Chief Executive Officer of Diamond Sensor Systems, a medical device company in Ann Arbor, Michigan. From 1976 to 1984, he held various senior management positions at Shiley, Inc. (a division of Pfizer, Inc.) in Irvine, California.

                         Directors Continuing in Office:

     Class III Directors Whose Terms Will Expire at the 2000 Annual Meeting:

Stuart H. Altman, Ph.D.                                      Director since 1998

Stuart H. Altman, 60, has been a Professor of National Health Policy at the Florence Heller Graduate School for Social Policy, Brandeis University since 1977. He was Dean of the Florence Heller Graduate School from 1977 to 1993. For twelve years (1984 to 1996), he was Chairman of the Congressional Prospective Payment Assessment Commission responsible for advising Congress and the Administration on Medicare Payment Policies for Hospitals, Nursing Homes, Home Health Agencies and other health care providers. Dr. Altman has served as the Chair of the Advisory Board to the Institute of Medicine of the National Academy of Sciences and serves as a member of the Board of Trustees of Beth Israel Hospital in Boston, Massachusetts. From 1971 to 1976, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health, Education and Welfare under President Nixon. Dr. Altman is a director of IDX Systems Corporation, a publicly held provider of healthcare information systems.

Elwood D. Howse, Jr.(1)(2)(3)                                Director since 1987

Elwood D. Howse, Jr., 58, became a director of the Company in September 1987. He has been a general partner of CH Partners IV, a venture capital fund, and has been a founder and the President of Cable & Howse Ventures, Inc., a venture capital firm, since 1977. Mr. Howse is a member of the board of Applied Microsystems Corporation, a publicly held electronics testing company.

     Class II Directors Whose Terms Will Expire at the 1999 Annual Meeting:

John M. Holliman III(1)(2)                                   Director since 1987

John M. Holliman III, 43, has served as a director of the Company since September 1987 and as a Chairman of the Board of Directors since August 1997. Since February 1993, he has been a general partner of an entity which is the general partner of Valley Ventures, L.P. (formerly known as Arizona Growth Partners, L.P.), a venture capital fund. From 1985 to 1993, he was the Managing Director and Senior Managing Director of Valley Ventures' predecessor, Valley National Investors, Inc., a venture capital subsidiary of The Valley National Bank of Arizona. Mr. Holliman is a director of Pilgrim America Capital Corp., a publicly held mutual fund management company, VOXEL, Inc., a publicly held medical imaging company, and Den America Restaurant Company, a publicly held restaurant operating company.

Augustus A. White III, M.D.(2)                               Director since 1993

Dr. White, 60, became a director of the Company in July 1993. He has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. He is also a director of American Shared Hospital Services, a publicly held imaging equipment leasing company. Dr. White serves as chairman of the Company's Scientific and Medical Advisory Board.


(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

Board Meetings and Committees

    The Board of Directors held a total of 15 meetings during the fiscal year ended December 31, 1997. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.

    The Board presently has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which acts on Board matters that arise between meetings of the full Board of Directors, consists of Dr. Feldman, Mr. Holliman and Mr. Howse and did not meet during 1997.

    The Audit Committee, which consists of Mr. Holliman, Mr. Howse and Dr. White, met once in 1997. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

    The Compensation Committee, which consists of Mr. Howse and Dr. Feldman, met twice during 1997. The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company's stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

    The Company does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations of persons to be directors are considered by the full Board of Directors.

Compensation of Directors

    Beginning June 1, 1997, the Company began paying non-employee directors an annual retainer of $12,000. Previously, the Company had paid $1,000 plus reasonable expenses per Board meeting attended. In addition, the Company engaged Dr. White as a consultant beginning on May 1, 1990 for a base fee currently set at $25,000 per annum plus $2,500 per day for each day he performs services for the Company and reimbursement for all reasonable expenses incurred by him when performing services for the Company. During 1997, Dr. White received $25,000 pursuant to this arrangement.

    All directors are eligible for the grant of nonqualified stock options pursuant to the Company's 1997 Stock Option Plan. Additionally, the Company issued options to acquire 5,000 shares to each non-employee director on January 1, 1998 and reserved options on 20,000 shares under the 1997 Stock Option Plan for each of these non-employee directors. All such options vest in full one year after grant date and are granted at the market price on the date of grant. The reserved options will be granted ratably over four years, commencing January 1, 1999, provided that the non-employee director remains a director of the Company. For information regarding options granted to employee-directors during 1997 (Mr. Trotter and Dr. Weinstein), see the table captioned "Option/SAR Grant in Last Fiscal Year" below.

    The following table summarizes options granted to non-employee directors during the year ended December 31, 1997:


                                Date of          Number of           Option
Name                            Option             Shares             Price
------------------------    -------------    ----------------     ------------
Fredric J. Feldman             05/16/97            12,000             $5.25
                               10/17/97            13,000             $5.37

John M. Holliman III           05/16/97            12,000             $5.25
                               10/17/97            13,000             $5.37

Elwood D. Howse, Jr.           05/16/97            12,000             $5.25
                               10/17/97            13,000             $5.37

Augustus A. White III          05/16/97            12,000             $5.25
                               10/17/97            13,000             $5.37

    The options in the above table have a 10-year term, vested as to 4,000 shares on the grant date and, as to the remainder, become exercisable as to 1,000 shares at the end of each three-month period following the date of grant while the optionee remains a director of the Company.

Certain Legal Proceedings

    On or about July 16, 1996, Jacob B. Rapoport filed a Shareholder Derivative Complaint for Breach of Fiduciary Duty and Misappropriation of Confidential Corporation Information in the Superior Court of the State of Arizona, Maricopa County, No. CV 96-12406, naming the directors and certain officers of the Company as defendants and the Company as nominal defendant. On October 29, 1996 the defendants removed the case to the United States District Court for the District of Arizona (Phoenix Division), No. CIV 96-2451 PHX RCB on grounds of diversity pursuant to 28 U.S.C. ss. 1332. The action is based on allegations that the individual defendants breached duties to the Company and/or misappropriated confidential information related to a May 31, 1996 letter received by the Company from the U.S. Food and Drug Administration regarding the Company's OrthoLogic(R) 1000 Bone Growth Stimulator, and the matters set forth therein, and the fact that the Company has been named a defendant in twelve purported shareholder class actions now consolidated in the United States District Court for the District of Arizona, as well as a purported shareholder class action now pending before the Superior Court of Maricopa County, Arizona. This action has been stayed by agreement among the parties pending resolution of the class action litigation.

    The Company believes that the allegations in the lawsuits are without merit.

                             EXECUTIVE COMPENSATION

    The following Report of the Compensation Committee of the Company's Board of Directors (the "Committee") and the performance graph included elsewhere in this proxy statement shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

         Report of the Compensation Committee of the Board of Directors

    The Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and certain option grants under the Company's stock option plans (the "Plans").

Compensation Philosophy

    The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 1997, the Company used base salary, executive officer cash bonuses and stock options to achieve these objectives. In carrying out these objectives, the Committee considers the following:

    (1) The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. The Company typically surveys publicly available information regarding companies listed on the Nasdaq National Market which are comparable in size, products or industry with the Company.

    (2) The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills and teamwork.

    (3) Corporate performance. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial standards for purposes of cash bonuses under applicable Management Bonus Plans as described below.

    (4) The responsibility and authority of each position relative to the other positions within the Company.

    The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation are as follows:

    Base Salary. In establishing base salaries, the Committee believes that it tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries publicly disclosed by companies that OrthoLogic believes are comparable to it and generally targets base salary to the mid-point of the ranges.

    Performance Bonuses. In establishing performance bonuses, the Committee believes that it tends to give greater weight to factors 2 and 3 above and further believes that such performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan which is based upon the financial performance of the Company and other specific company-wide objectives established by the Committee and approved by the full Board of Directors. For 1997, executive bonuses were targeted at between 30% and 50% of the executive officers' base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company's performance may vary from year to year depending on the particular facts and circumstances at the time. For 1997, the Committee determined to measure the Company's performance by net sales, net income and completion of acquisitions.

    Option Grants. In establishing option grants or recommendations to the entire Board, the Committee believes it tends to give greater weight to factors 2 and 4 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards a grant under a Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on an annual basis, under the Plan. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

    The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company's five highest-paid executive officers. The Compensation Committee has analyzed the impact of this change in the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has and would not have been significant and has decided for the present to not modify the compensation policies of the Company based on such changes in the tax law. In the event that the Committee determines that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

Chief Executive Officer Compensation

    The Committee reviews the performance of the Chief Executive Officer, and other executive officers of the Company, at least annually. In February 1997, the Committee conducted a review of Dr. Weinstein's compensation. The Committee reviewed salary survey data available for other companies comparable in size, products or industry, and the Company's earnings and financial position in comparison to preceding years. Based upon this review and Dr. Weinstein's assumption of additional duties following the resignation of Mr. Oram, the Committee recommended to the Board, and the Board approved, an increase in Dr. Weinstein's base annual compensation from $203,000 to $218,000. Dr. Weinstein's performance goals for 1997 were the same as those for all other members of management as outlined in the "Performance Bonuses" paragraph above. The Committee applied the same criteria in setting compensation and performance goals for Mr. Trotter in October 1997 and set his annual salary at $260,000 and bonus percentage (prorated for the portion of the year employed) within the range previously approved for all executive officers.

    In February 1998, the Committee met to determine bonuses under the 1997 Management Bonus Plan and, in connection with these, reviewed the achievement of performance objectives by management, including Dr. Weinstein. The Committee determined that it would not grant a bonus for Dr. Weinstein but that it would grant a bonus of $27,000 to Mr. Trotter.

                       Compensation Committee During 1997:
Fredric J. Feldman                                          Elwood D. Howse, Jr.


           Compensation Committee Interlocks and Insider Participation

    During 1997, Fredric J. Feldman and Elwood D. Howse, Jr. served on the Compensation Committee of the Board of Directors.

                              Certain Transactions

    The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.

    Pursuant a July 1996 Employment Agreement, the Company loaned George A. Oram, Jr. $200,000 at 8.25% per year to purchase a home upon his relocation to the Company's executive offices in Phoenix. The Company entered into a Severance Agreement with Mr. Oram in February 1997, and Mr. Oram repaid the loan in 1997. The Severance Agreement entitled Mr. Oram to six months' base salary, a pro-rated bonus payment based on the Company's 1996 performance, 90 days of medical benefits, up to $10,000 for outplacement services and up to $10,000 in moving expenses in exchange for certain confidentiality, non-compete and release agreements. For six months after the severance, Mr. Oram agreed to provide consulting services to the Company at a rate of $2,000 per day. No amounts were paid under this arrangement.

                           Summary Compensation Table

    The following table sets forth, with respect to the years ended December 31, 1997, 1996 and 1995, compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 1997.

                                                                             Long-Term
                                                                           Compensation
                                                                           ------------
                                          Annual Compensation                 Awards
                                     -----------------------------------   ------------
                                                                            Securities
                                                            Other Annual    Underlying       All Other
                                                            Compensation   Options/SARs    Compensation
Name and Principal Position   Year   Salary($)   Bonus($)       ($)(1)        (#)(2)          ($)(3)
---------------------------   ----   ---------   --------   ------------- --------------   -------------
Thomas R. Trotter(4)          1997     50,225     27,000          ---          350,000         302
 President and Chief
 Executive Officer

Allan M. Weinstein(5)         1997    218,000         --         5,400          75,100       5,659
                              1996    203,000     64,000         5,400             ---      11,684
                              1995    184,000     77,280         5,400         140,000       9,499

Frank P. Magee                1997    187,000     63,112          ---          100,100         ---
 Executive Vice President,    1996    174,000     48,000          ---              ---         ---
 Research and Development     1995    158,000     58,065          ---          105,000         ---

Allen R. Dunaway              1997    125,000        ---          ---           10,100         ---
 Vice President, Chief        1996    116,000     27,600          ---           60,000         ---
 Financial Officer and        1995    105,000     39,075          ---           40,000         ---
 Secretary

MaryAnn G. Miller             1997    109,000     32,700          ---           10,100         ---
 Vice President,              1996     24,702      5,000          ---           30,000         ---
 Human Resources

--------------------

(1) Automobile allowance.
(2) Consist entirely of stock options.
(3) Term life and disability insurance payments.
(4) Mr. Trotter joined the Company as President and Chief Executive Officer on October 20, 1997.
(5) Dr. Weinstein served as Chief Executive Officer of the Company until October 1997 and as President from inception through July 1996 and from February 1997 to October 1997.

                    Option/SAR Grants in Last Fiscal Year(1)


    The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                            Individual Grants                                    for Option Term(2)
                       ---------------------------------------              ---------------------------
                        Number of     % of Total
                        Securities   Option/SARs
                       Underlying     Granted to   Exercise or
                      Options/SARs   Employees in   Base Price   Expiration
     Name              Granted (#)   Fiscal Year      ($/Sh)        Date        5%($)           10%($)
------------------    -------------  ------------   ----------   ----------   --------       ---------
Thomas R. Trotter         350,000         30.94       $5.6250     10/20/01    $424,278        $913,697

Allan M. Weinstein         50,000          4.42        5.0000     03/26/07     157,224         398,436
                              100          0.01        4.9375     08/15/02         136             301
                           25,000          2.21        5.3750     10/17/07      84,508         214,159

Frank P. Magee             50,000          4.42        5.0000     03/26/07      25,625          52,500
                              100          0.01        4.9375     08/15/02         136             301
                           50,000          4.42        5.3750     10/17/02      74,251         164,075

Allen R. Dunaway              100          0.01        4.9375     08/15/02         136             301
                           10,000          0.88        5.3750     10/17/07      33,803          85,664

MaryAnn G. Miller             100          0.01        4.9375     08/15/02         136             301
                           10,000          0.88        5.3750     10/17/07      33,803          85,664

(1) Consist entirely of stock options.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
                             Option/SAR Values (1)

    The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year.

                                                         Number of Securities       Value of Unexercised
                                                        Underlying Unexercised      In-the-Money Options
                                                         Options at FY-End (#)        at FY-End  ($)(3)
                                                     --------------------------  -------------------------
                    Shares Acquired  Value Realized
        Name        on Exercise (#)        ($)(2)    Exercisable  Unexercisable  Exercisable  Unexercisable
------------------- ---------------  --------------  -----------  -------------  -----------  -------------
Thomas R. Trotter              ---              ---         ---      350,000          ---            ---
Allen M. Weinstein             ---              ---     178,434      191,666      187,436        157,111
Frank P. Magee                 ---              ---     145,725      204,375       99,228        255,685
Allen R. Dunaway            20,000           84,000      88,434       76,666       74,209         42,389
MaryAnn G. Miller              ---              ---       3,434       36,666          689          1,253

(1) No SARs are outstanding. All figures in this table are adjusted to reflect the Company's 2-for-1 stock split effected in the form of a 100% stock dividend on June 25, 1996.

(2) Calculated based on the closing price as reported on the Nasdaq National Market for the date of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise.

(3) Value is based upon closing bid price of $5.56 as reported on the Nasdaq National Market for December 31, 1997, minus the exercise price, multiplied by the number of shares underlying the option.


              Employment Contracts, Termination of Employment, and
                         Change-in-Control Arrangements

    The Company has entered into employment agreements with Mr. Trotter (effective October 20, 1997), Dr. Weinstein (effective March 16, 1998, as revised) and Dr. Magee effective October 17, 1997. In addition, the Company has entered into an employment agreement with Ms. Miller (effective December 1, 1996), with Mr. Rieger (effective January 5, 1998) and with Mr. Meier (effective March 16, 1998). The Employment Agreements provide that salaries and bonuses shall be determined annually by the Compensation Committee of the Board of Directors. The Company may terminate each employee's employment with cause, in which case the Company shall be obligated to pay such employee's salary through the date of termination (through October 19, 1999 for Dr. Weinstein). If the Company terminates the employee's employment without cause, Mr. Trotter, Ms. Miller, Mr. Rieger and Mr. Meier are entitled to 12 months salary and Dr. Magee is entitled to 24 months salary. Pursuant to his revised agreement, Dr. Weinstein resigned as a member of the Board of Directors on March 23, 1998 but continues as an employee through October 17, 1999. The Company may not terminate Dr. Weinstein's employment without cause. Mr. Dunaway serves the Company under a Transitional Employment Agreement effective February 2, 1998. If the Company terminates Mr. Dunaway's employment without cause, Mr. Dunaway is entitled to salary through the end of the term of the agreement.

    Under the Company's stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company's outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual's vesting schedule, whichever is earlier. Additionally, the Company's 1997 Stock Option Plan provides that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

    The Compensation Committee of the Board of Directors has approved a 1998 bonus plan for the Company's executive officers which provides for bonuses of up to 50% of base salary, depending on Company and individual performance.

Performance Graph

    Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of (i) the Standard & Poors Healthcare Medical Products and Supplies Index and (ii) the Russell 2000 Index from the date that the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 through December 31, 1997. The graph is generated by assuming that $100 was invested on January 28, 1993 (the day on which the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended) in each of the Company's Common Stock, the Standard & Poors Healthcare Medical Products and Supplies Index and the Russell 2000 Index, and that all dividends were reinvested.


                  1/28/93  6/30/93  12/31/93  6/30/94  12/31/94  6/30/95  12/31/95  6/30/96  12/31/96  6/30/97  12/31/97
                  -------  -------  --------  -------  --------  -------  --------  -------  --------  -------  --------
OrthoLogic Corp.     100      60        62       90        56        83      223       392      173       169      171
S&P Healthcare       100      82        80       78        92       117      151       155      173       201      215
Russell 2000         100     103       114      106       110       125      139       153      160       174      192

Section 16(a) Beneficial Ownership Reporting Compliance

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1997, except that Dr. Magee reported an October 17, 1997 grant of stock options on an amended Form 5 on March 24, 1998. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

                PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997
                  STOCK OPTION PLAN INCREASING SHARES AVAILABLE
                           FOR GRANT BY 375,000 SHARES

    The summary of the material features of the 1997 Plan in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the 1997 Plan. A copy of the 1997 Plan is available upon request to the Secretary of the Company.

    Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. The Company believes that equity-based incentive programs help insure a tight link between the interests of its stockholders and employees and enhance the Company's ability to continue recruiting and retaining top talent. The Board believes that stockholders should adopt Proposal 2 to help the Company continue to meet these objectives.

Summary of 1997 Plan

    The 1997 Plan was originally adopted by the Board of Directors on March 26, 1997. A total of 1,040,000 shares of Common Stock was reserved for issuance under the 1997 Plan at that time.

    Purposes. The purposes of the 1997 Plan are to attract and retain the best available employees and directors of the Company or any parent or subsidiary or affiliate of the Company which now exist or hereafter is organized or acquired by or acquires the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company.

    The 1997 Plan provides for the grant of options which qualify as "incentive stock options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs"). The 1997 Plan is administered by the Board of Directors or by a committee of directors appointed by the Board and constituted so as to permit the Plans to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the 1934 Act. The administering body is referred to herein as the "Committee."

    Share Reserve. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1997 Plan (before amendment) is 1,040,000 shares of the Company's Common Stock, subject to adjustments in certain circum stances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. As of March 13, 1998, a total of 266,000 shares were subject to outstanding options under the 1997 Plan, and no shares had been issued upon exercise of options under the 1997 Plan. If any outstanding option grant under the 1997 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1997 Plan as if no options had been granted with respect to those shares.

    Eligibility. Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1997 Plan. Nonemployee directors are eligible to receive only NSOs under the 1997 Plan while employee directors are eligible for both ISOs and NSOs. As of March 26, 1998, approximately 497 employees (including seven executive officers) and five non-employee directors were eligible to participate in the 1997 Plan.

    In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1997 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by the Company for the grant of an award will be past services or the expectation of future services, or both. The 1997 Plan does not confer on any optionee in the 1997 Plan any right with respect to continued employment or other services to the Company and will not interfere in any manner with the right of the Company to terminate an optionee's employment or other services.

    Limitations on Awards. No grants are required to be made during any calendar year. In any calendar year, no individual may receive grants of options covering more than 200,000 shares. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to an optionee owning more than 10% or more of the total combined voting power of all classes of stock to the Company or any ISO Group member), three months after the date the optionee ceases to perform services for the Company or any ISO Group member (for reasons other than death, disability or cause), one year after the date the optionee ceases to perform services for the Company or any other ISO Group member if cessation is due to death or disability, or the date the optionee ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), three years after the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

    Pricing and Payment of Options. The per share exercise price of each stock option granted under the 1997 Plan is established by the Committee at the time of grant. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of an optionee who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of an NSO may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to an optionee may become exercisable during any one calendar year may not exceed $100,000. The fair market value of the Common Stock equals the closing price on the date in question as reported on the Nasdaq National Market.

    Under the 1997 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the optionee held the shares of stock for at least six months); or (iv) if permitted by the Company, through a sale and remittance procedure by which an optionee delivers concurrent written instructions to a brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve board and any other applicable laws or regulations in effect at the time such credit is extended.

    The Committee may require, as a condition to exercise of an option, that the optionee pay to the Company the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine.

    Subject to certain limitations, the Committee may modify, extend or renew outstanding options. The Committee may not reduce the exercise price of outstanding options or accept the surrender of outstanding options and grant new options in substitution. Each option may have additional terms and conditions consistent with the Plan as determined by the Committee.

    Exercise. The Committee has the authority to determine the vesting and exercise provisions of all grants under the 1997 Plan. In general under the 1997 Plan, no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, or a guardian or legal representative.

    Accelerating Events. Unless otherwise provided in the grant letter, 75% of each optionee's unvested options under the 1997 Plan will become immediately exercisable in full upon the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company. (If the optionee loses his position with the Company as a result of or subsequent to such an event, 100% of the optionee's unvested options will immediately become exercisable.) The unvested balance will vest in 12 equal monthly installments following the event or according to the optionee's individual vesting schedule, whichever is earlier.

    Merger, Consolidation or Reorganization. In the event of a merger consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board of Directors, the Committee (subject to approval of the Board) or the board of directors of any corporation assuming the obligations of the Company shall either (a) protect each outstanding and unexercised option by the substitution on an equitable basis of appropriate shares of the surviving corporation or (b) cancel each such option and make a cash payment to the optionee.

    Termination or Amendment of the 1997 Plan. The Board of Directors may amend or modify the 1997 Plan at any time; provided, that shareholder approval shall be obtained for any action for which shareholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1997 Plan will terminate on March 25, 2007, unless sooner terminated by the Board of Directors.

Certain Federal Income Tax Consequences

    The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 1997 Plan. The following discussion does not address state, local or foreign tax consequences.

    An optionee will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the share received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of an ISO.

    If shares acquired upon exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the optionee and (ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of an optionee to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

    A "disqualifying disposition" will generally result if Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the optionee will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or
(ii) the amount realized on disposition. Any amount realized on the sale in excess of the fair market value of the date of exercise will be treated as a capital gain. If the amount realized on the sale is less than the exercise price, the optionee will recognize no ordinary income, and the loss will be reportable as a capital loss. The Company will be allowed a tax deduction in the year of any disqualifying disposition equal to the amount of ordinary income recognized by the optionee.

    In general, an optionee to whom an NSO is granted will recognize no taxable income at the time of the grant. Upon exercise of an NSO, the optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the NSO, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the optionee in the year the optionee recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

Valuation

    As of March 25, 1998, the closing sale price for the Company's Common Stock, as reported on the Nasdaq National Market, was $7.00 per share.

Option Grants

    As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 1997 Plan.

Recommendation

    The Board of Directors unanimously recommends that the stockholders vote FOR approval of this Proposal to amend the 1997 Plan.


                                   PROPOSAL 3

                       APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1998 and recommends that stockholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

    Deloitte & Touche LLP has audited the Company's financial statements annually since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

    The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                              STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending December 31, 1998 must be received by the Company no later than December 8, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


April 7, 1998                                             THE BOARD OF DIRECTORS

                                ORTHOLOGIC CORP.

                                    P R O X Y

                       1998 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas R. Trotter and Frank P. Magee, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated below, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OrthoLogic Corp. to be held on May 15, 1998, or any adjournment thereof, hereby revoking any proxy previously given.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3.

                     (Continued and to be dated and signed on the reverse side.)

                                       ORTHOLOGIC CORP.
                                       P.O. BOX 11365
                                       NEW YORK, N.Y. 10203-0365

--------------------------------------------------------------------------------

1.  ELECTION OF CLASS 1 DIRECTORS                 FOR all nominees listed below (except           WITHHOLD AUTHORITY to vote
    for terms expiring in the year 2001           as marked to the contrary below [ ]             for all nominees listed below [ ]


Nominees: Fredric J. Feldman Ph.D. and Thomas R. Trotter
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write the nominee's name on the exceptions line below.)
Exceptions_____________________________________________________________________________________________________________________

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK         3.  PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF
    OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK              DELOITTE & TOUCHE LLP.
    AVAILABLE FOR GRANT UNDER THE PLAN BY 375,000 SHARES.
                                                                               FOR [ ]          AGAINST [ ]          ABSTAIN [ ]
      FOR [ ]          AGAINST [ ]          ABSTAIN [ ]


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set forth in the Notice and Proxy Statement relating to this meeting, receipt of which is hereby acknowledged.

                                                                                                      Change of Address and
                                                                                                      or Comments Mark Here      [ ]

                                                                                       Please  sign  exactly  as name appears to the
                                                                                       left. Where shares  are held by more than one
                                                                                       owner, all should  sign. When  signing as  an
                                                                                       attorney, executor, administrator, trustee or
                                                                                       guardian, please  give full title as such. If
                                                                                       a corporation, please  sign in corporate name
                                                                                       by  President  or  authorized  officer. If  a
                                                                                       partnership, please  sign in partnership name
                                                                                       by authorized person.

                                                                                       Dated:________________________________ , 1998

                                                                                       _____________________________________________
                                                                                                      Signature

                                                                                       Votes must be indicated
                                                                                       (x) Black or Blue ink.     |X|

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)